Exhibit 99.1

1 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Technologies In Motion Orlaco Transaction Overview February 1, 2017

STONERIDGE

Forward Looking Statements

Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss or bankruptcy of a major customer; the costs and timing of facility closures, business realignment or similar actions; a significant change in medium- and heavy-duty truck, automotive or agricultural and off-highway vehicle production; our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; a significant change in general economic conditions in any of the various countries in which Stoneridge operates; labor disruptions at Stoneridge's facilities or at any of Stoneridge's significant customers or suppliers; the ability of suppliers to supply Stoneridge with parts and components at competitive prices on a timely basis; the amount of Stoneridge's indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its asset-based credit facility and senior secured notes; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the failure to achieve successful integration of any acquired company or business; the occurrence or non-occurrence of circumstances beyond Stoneridge's control; and the items described in "Risk Factors" and other uncertainties or risks discussed in Stoneridge's periodic and current reports filed with the Securities and Exchange Commission.

Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward-looking statements include factors such as (1) continued economic instability or poor economic conditions in the United States and global markets, (2) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (3) changes in laws and regulations, (4) the state of the credit markets, (5) political stability, (6) international conflicts and (7) the occurrence of force majeure events.

These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge's filings with the Securities and Exchange Commission.

Forward-looking statements are not guarantees of future performance; Stoneridge's actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge's results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods.

This presentation contains time-sensitive information that reflects management's best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the a result of rounding due to the representation of values in millions rather than thousands in public filings.

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The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and information in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc.

Stoneridge

3 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Transaction Overview • Orlaco is a leading provider of camera - based vision systems for the commercial vehicle, warehousing and logistics vehicle, crane, and off - shore and on - shore applications markets • Stoneridge and Orlaco have worked jointly for approximately 2 years integrating Orlaco’s camera technology with Stoneridge’s driver information technology to develop the Mirror Eye TM system – a leading solution for enhancement of safety and fuel efficiency in commercial vehicle applications • This transaction aligns with Stoneridge’s long - term, strategic vision of increasing technology content per vehicle and enhancing Stoneridge’s portfolio of higher value products / sub - systems / systems • Additionally, this transaction enhances Stoneridge’s customer and geographic diversification • Stoneridge acquires 100% of the shares of Orlaco in a cash free / debt free acquisition • Base Purchase Price : € 75M • Two year e arn - out based on cumulative EBITDA “hurdles”: Up to € 7.5M of additional purchase consideration • Total consideration up to € 82.5M • Expected to be accretive to earnings in year 1 Stoneridge’s Acquisition of Orlaco Enhances Long - Term Strategy and Shareholder Return

4 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Orlaco Overview • Founded in 1989 • Engages in the development, manufacturing, supply and servicing of camera and display systems • Products are used in warehousing and logistics vehicles, commercial vehicles, cranes, and off - shore and on - shore explosion proof solutions • Sells through a network of dealers globally • Company based in Barneveld, Netherlands and employs ~150 people • 2016 Revenue: € 50m - € 53m (Unaudited) • 2016 Adjusted operating profit: € 8.5m - € 9.5m (Unaudited) Additional financial information will be available on our Q1 earnings call

5 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Stoneridge Organizational Structure • Sensors : Temperature, Speed, Position, Pressure , Fluid Level, Torque, Particle Matter (Soot) • Evaporative Emission Reduction and Solenoid Control Valves • High Performance Actuators • Driver Information Systems • Telematic Systems • Advanced Modules (ECU) • Power & Switch Modules • Tachograph Systems • Electronic Logging Devices • Instrumentation • Sensors STONERIDGE ELECTRONICS STONERIDGE CONTROL DEVICES • Electronic Modules • Telematics • Track & Trace • Safety & Security • Alarm & Remote Access • Audio PST ELETRÔNICA (JV, BRAZIL) MINDA - STONERIDGE (JV - India) • Camera • Radar • Displays • Video Recording STONERIDGE INC . (NYSE: SRI )

6 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Orlaco Market and Product Segments* Camera 41% Monitor 28% Cable 15% Systems 16% Heavy Equipment 33% Trucks 14% Material Handling 22% Misc. 31% Europe 70% North America 25% Asia 4% Other 2% The transaction continues to diversify Stoneridge’s geographic and product diversity through Orlaco’s existing customer base and portfolio *Market and product segment information approximate based on historical results

7 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Orlaco History of Technology Innovation

8 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Orlaco Product Capabilities On - Road Truck Heavy Equipment

9 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Orlaco Product Capabilities Crane Forklift

STONERIDGE | *MirrorEye™* Product Overview

MirrorEye™ Product Overview

MirrorEye™ **Benefits Safety**

- Reduction/Elimination of blind spot
- Overtake warning
- Vision enhancement
- Expanded view
- Improved aerodynamics & fuel economy

MirrorEye™ **Features**

- High resolution cameras
- Superior image quality
- Power fold
- Automatic panning





MirrorEye™
the future in truck mirror replacement
Stoneridge ORLACO




TRUCK

Targeting 2019 – 2020 OEM Product Launch

Received positive feedback at recent industry trade shows from OEMs and fleets

Already completed follow-up technology showcase with large North American fleet from ATA Conference discussion

MirrorEye™ is evolving into a Significant Growth Opportunity

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The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and information in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc.

Stoneridge

11 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Changing our Customer Solution Set Build to Print Design to a Market Need Sub - System System Build to Print Increasingly own and develop IP Competitive intensity Development Capability and Capacity Higher Higher Lower Lower

12 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Content Per Vehicle 2014 2015 2016 2017 2018 2019 MEDIUM / HD CAR / LT TRUCK Legacy Business Avg. Selling Price < $10 Near - term opportunities ( Mirror Eye TM ) Avg. Selling Price > $1,000 Recent Awards ( Soot Sensor and SBW ) Avg. Selling Price Soot Sensor > $40 Avg. Selling Price SBW > $140

13 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Value Creation / Synergies ▪ Leverage Stoneridge’s customer relationships to expedite Orlaco growth ▪ Introduce Stoneridge’s products to Orlaco channels and customers ▪ Expansion of products and technologies ▪ Geographic market expansion ▪ Procurement synergies ▪ Supply chain efficiencies ▪ Design and development efficiencies ▪ Leverage best practices across both organizations ▪ Vertical integration of key Mirror Eye TM components ▪ Diversify customers ▪ Diversify markets ▪ Improved working capital efficiency ▪ Efficient tax structure Existing Business Expansion Cost and Efficiency Improvements Asset Utilization Risk Mitigation By continuing to leverage the existing relationship between Orlaco and Stoneridge and implementing each businesses best practices related to operational and financial efficiency we will drive significant value creation to both businesses ▪ Mirror Eye TM ▪ Future advanced driver assistance systems (ADAS) New Product Growth

14 The information in this document belongs to Stoneridge, Inc. or its subsidiaries and may be confidential. This document and inf ormation in it may not be copied, reproduced, revealed or appropriated, either in whole or in part, without the prior written consent of Stoneridge, Inc. | STONERIDGE Summary • Expected to be accretive to earnings in year 1 • Stoneridge and Orlaco have worked jointly for approximately 2 years integrating Orlaco’s camera technology with Stoneridge’s driver information technology to develop the Mirror Eye TM system – a leading solution for enhancement of safety and fuel efficiency in commercial vehicle applications • This transaction aligns with Stoneridge’s long - term, strategic vision of increasing technology content per vehicle and enhancing Stoneridge’s portfolio of higher value products / sub - systems / systems • This transaction enhances Stoneridge’s customer and geographic diversification Stoneridge’s Acquisition of Orlaco Enhances Long - Term Strategy and Shareholder Return